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         SECOND AMENDMENT TO SECOND RESTATED REVOLVING CREDIT LOAN AND
                       STANDBY LETTER OF CREDIT AGREEMENT

     This Second Amendment to Second Restated Revolving Credit Loan And Standby Letter Of Credit Agreement (this "Amendment") is made to be effective as of May 7, 1997, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("Borrower"), BANK ONE, COLUMBUS, N.A., a national banking association ("Bank One"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), NATIONAL CITY BANK OF COLUMBUS, a national banking association ("NCB"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("BOB"), THE FIFTH THIRD BANK OF COLUMBUS, an Ohio banking corporation ("Fifth Third") (Bank One, HNB, First Chicago, NCB, BOB and Fifth Third is each a "Bank" and, collectively, "Banks"), and BANK ONE, COLUMBUS, N.A., as agent for Banks ("Agent"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, each intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION

     A. Borrower, Bank One, HNB, First Chicago, NCB, BOB, Fifth Third and Agent are parties to a certain Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement effective as of December 30, 1996, as amended by the First Amendment thereto effective as of March 14, 1997 (the "Credit Agreement").

     B. Borrower, Banks and Agent want to amend the Credit Agreement by modifying certain obligations of Borrower set forth in Section 6, Affirmative Covenants, and certain limitations on Borrower set forth in Section 7, Negative Covenants.


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                                   AGREEMENT

     1. Subsection 6.13 (Maintenance of Liquidity Ratio) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 6.13:

          6.13 Maintenance of Liquidity Ratio. Maintain at all times during the Commitment Period a Liquidity Ratio of (a) from May 7, 1997 through and including December 31, 1997, not less than 1.0 to 1.0; and (b) from January 1, 1998 and thereafter, 1.05 to 1.0.

     2. Subsection 7.1 (Limitation on Indebtedness) of the Credit Agreement is hereby amended by deleting subparagraph (b) in its entirety and replacing it with the following subparagraph (b):

          (b) Indebtedness of Borrower and M/I Financial Corp. under the M/I Financial Corp. Loan Agreement, which shall not exceed the aggregate principal amount of $30,000,000 at any time;

     3. Subsection 7.2 (Limitation on Liens) of the Credit Agreement is hereby amended by deleting subparagraph (b) in its entirety and replacing it with the following subparagraph (b):

     (b) Liens granted by M/I Financial Corp. on mortgage notes receivable, which Liens secure Indebtedness permitted under subsection 7.1(b) hereof not in excess of $30,000,000;

     4. Subsection 7.3 (Limitation on Contingent Obligations) of the Credit Agreement is hereby amended by deleting subparagraph (b) in its entirety and replacing it with the following subparagraph (b):

          (b) Contingent Obligations consisting of (i) guaranties by Borrower of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000 in any period of 12 consecutive months, (ii) Borrower's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $30,000,000, and (iii) guaranties by any Subsidiary of the obligations of Borrower (including without limitation any guaranty by M/I Financial Corp. of any obligation of Borrower to Banks);

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     5. Subsection 7.7 (Limitation on Certain Real Property Expenditures) of
the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.7:

          7.7 Limitation on Certain Real Property Expenditures. Purchase or acquire any Eligible Raw Land and Land Under Development by the expenditure of cash, the incurrence of Indebtedness, as a result of Investment in Joint Venture(s), or otherwise, if as a result of such purchase or acquisition the aggregate cost of all the foregoing then owned by Borrower and its Subsidiaries (including their pro rata share of any undeveloped land that constitutes part of an Investment in Joint Venture) shall exceed (a) as to undeveloped land only, $55,000,000; and (b) as to the sum of undeveloped land and land under development,(i) from May 7, 1997 through and including September 30, 1997, $108,000,000, and (ii) from October 1, 1997 and thereafter, $100,000,000; and, provided further, that the aggregate cost of any individual tract of land acquired by Borrower or any of its Subsidiaries, or their pro rata share of any tract that constitutes part of an Investment in Joint Venture may not exceed $2,000,000 except for land holdings set forth on Exhibit G attached hereto. For purposes of this subsection 7.7, the cost of undeveloped land and land under development shall be determined in accordance with GAAP. Further, for purposes of this subsection 7.7, any tract of land shall cease to be classified as undeveloped land after (i) commencement of the development of such tract into residential lots in good faith and provided the development thereof is completed over a period of not more than one year, or (ii) such tract is the subject of a valid, noncontingent contract of sale with a person who is not an Affiliate or Subsidiary and who is satisfactory to the Required Banks in their sole discretion, provided the sale contemplated by such contract is to be completed not more than two years after the date of the contract. In the event the development of any tract is discontinued for

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     a period of 60 days or longer or not completed within one year, such tract shall automatically be deemed to be undeveloped land.

     6. Subsection 7.8 (Limitation on Speculative Houses and Eligible Model Houses) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.8:

          7.8 Limitation on Speculative Houses and Eligible Model Houses. Permit the aggregate cost, as determined in accordance with GAAP on a consolidated basis, of (a) Speculative Houses owned by Borrower and its Subsidiaries to exceed $25,000,000 at any one time outstanding, of which not more than $5,000,000 may consist of attached (including townhouse condominiums and condominiums) single family homes, or (b) Eligible Model Houses owned by Borrower and its Subsidiaries to exceed $30,000,000 at any one time outstanding, of which not more than $3,000,000 may consist of attached (including townhouse condominiums and condominiums) single family homes.

     7. Subsection 7.9 (Limitation on Investments) of the Credit Agreement is hereby amended by deleting subparagraph (e) in its entirety and replacing it with the following subparagraph (e):

          (e) any Investments in Joint Ventures, the aggregate cost of which, as determined in accordance with GAAP (excluding, however, Borrower's or its Subsidiaries' equity in the undistributed earnings or losses in each such joint venture, whether such joint venture is a general or limited partnership, a limited liability company, a corporation or any other form of business association), does not at any one time outstanding exceed $20,000,000; provided, however, that with respect to each such joint venture, whether such joint venture is a general partnership, a limited partnership, a limited liability company, a corporation or any other form of business association, Borrower shall have at least a 33 1/3% ownership interest in such joint venture and all decisions with respect to the management and control of each such joint

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     venture's business (other than decisions with respect to development of undeveloped land owned by such joint venture) shall require the consent and approval of Borrower; and provided further, however, that no such investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of subsection 7.3 hereof or any other covenant or condition hereof, or (ii) any other Default or Event of Default;

     8. Subsection 7.20 (Limitation on Uncommitted Land) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.20:

          7.20 Limitation on Uncommitted Land. Permit the ratio of (a) Uncommitted Land to (b) the sum of Borrower's (i) Shareholders Equity, and
     (ii) Subordinated Indebtedness to exceed at any one time: (A) from May 7, 1997 through and including December 31, 1997, 1.40 to 1.0; (B) from January 1, 1998 through and including December 31, 1998, 1.35 to 1.0; (C) from January 1, 1999 through and including December 31, 1999, 1.30 to 1.0; and (D) from January 1, 2000 and thereafter, 1.25 to 1.0.

     9. Borrower hereby represents and warrants to each Bank and to Agent that it has the corporate power and authority to make, deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment.

     10. The Credit Agreement, including without limitation the Borrower's representations, warranties and covenants, as amended by this Amendment, shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "Agreement" and "this Agreement" shall mean the Credit Agreement as amended by this Amendment.

     11. The obligations of the Agent and the Banks pursuant to this Amendment are subject to the satisfaction of the following conditions precedent prior to the effective date of this Amendment:

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          (a) Guarantor's Consent and Reaffirmation of Guaranties. Each Bank
     and Agent shall have received from each of the Subsidiaries of Borrower (which as of the date of this Amendment are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.) an executed copy of its respective Guarantor's Consent and Reaffirmation of Guaranties (in form and substance satisfactory to each Bank and Agent).

          (b) Corporate Proceedings of Borrower. Each Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to each Bank and Agent) of the Executive Committee of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

          (c) Corporate Proceedings of Subsidiaries of Borrower. Each Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to each Bank and Agent) of the Sole Shareholder of each the Subsidiaries of Borrower (which as of the date of this Amendment are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.) authorizing the execution, delivery and performance of its respective Guarantor's Consent and Reaffirmation of Guaranties, each certified by the Secretary or Assistant Secretary of the respective Subsidiary of Borrower as of the date of this Amendment. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

          (d) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

     12. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Agent and each Bank of

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executed counterparts of this Amendment by each of Borrower, Agent and the
Required Banks.

     13. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.

     IN WITNESS WHEREOF, Borrower, Banks and Agent have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

M/I SCHOTTENSTEIN HOMES, INC.

By_________________________________
  Robert H. Schottenstein
  Title: President and Assistant Secretary

BANK ONE, COLUMBUS, N.A.,
as Agent and as a Bank

By_________________________________
  Thomas D. Igoe
  Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By_________________________________
  James R. Willet
  Title: Vice President

THE FIRST NATIONAL BANK OF CHICAGO

By_________________________________
  Gregory A. Gilbert
  Title: Vice President


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NATIONAL CITY BANK OF COLUMBUS

By_________________________________
  Ralph A. Kaparos
  Title: Senior Vice President

THE FIRST NATIONAL BANK OF BOSTON

By_________________________________
  Kevin C. Hake
  Title: Director

THE FIFTH THIRD BANK OF COLUMBUS

By_________________________________
  Mark E. Ransom
  Title: Vice President

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              GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES

     The undersigned Guarantor hereby (a) acknowledges that it has read the foregoing Second Amendment to Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of May 7, 1997 (the "Second Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of December 30, 1996 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997 and by the Second Amendment, and all representations, warranties and covenants in each of such Guaranties, continue in full force and effect notwithstanding the Second Amendment.

M/I FINANCIAL CORP.

By:________________________________
   Print Name:_____________________
   Title:__________________________

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              GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES

     Each of the undersigned Guarantors hereby (a) acknowledges that it has read the foregoing Second Amendment to Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of May 7, 1997 (the "Second Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of March 14, 1997 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997 and by the Second Amendment, and all representations, warranties and covenants in each of such Guaranties, continue in full force and effect notwithstanding the Second Amendment.

601RS, INC.
M/I HOMES, INC.
M/I HOMES CONSTRUCTION, INC.

By:________________________________
   Robert H. Schottenstein
   President and Assistant Secretary of 601RS, Inc.;
   Vice Chairman of M/I Homes, Inc.; and
   Vice Chairman of M/I Homes Construction, Inc.


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